AMENDMENT NO. 3
TO
REVENUE SHARING, PARTNERSHIP AND DISTRIBUTION AGREEMENT

This Amendment No. 3 (“Amendment No. 3”) to the Revenue Sharing, Partnership and Distribution Agreement (“RSPDA”) is entered into by and among Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”), and Vetericyn, Inc. (“Vetericyn”, and together with Oculus, the “Parties”), a California corporation, as of June 1, 2010, by and among the Parties.

RECITALS

A.           Oculus and Vetericyn previously entered into that certain Revenue Sharing Distribution Agreement effective January 26, 2009, as amended by Amendment No. 1 dated February 24, 2009 and by Amendment No. 2 dated July 24, 2009 (collectively, the "Agreement").

B.           The Parties wish to modify certain terms of the Agreement on the terms and subject to the conditions set forth in this Amendment No. 3.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment No. 3 and the RSPDA, as previously amended, the Parties hereto agree as follows:

1.           Certain Sections of the Agreement shall be amended as follows:

(a)           Section 1.1 shall be amended in its entirety to read as follows:

 “Change in Control” shall mean (a) any consolidation or merger of either party with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of such party immediately prior to such consolidation, merger or reorganization, own less than fifty one percent (51%) of such party's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which either is a party in which in excess of fifty percent (50%) of such party's voting power is transferred; or (ii) a sale, lease or other disposition of all or substantially all the assets of either party.  A "Change in Control" shall not include transfers of equity or voting power of Distributor (i) by Robert C. Burlingame to his heirs or members of the Burlingame family ; (ii) between Robert C. Burlingame, his heirs and members of the Burlingame Family; or (iii) to any legal entity or trust in which Robert C. Burlingame, his heirs or members of the Burlingame Family maintain a fifty one percent (51%) ownership of the voting power, provided, however, that notwithstanding any of the foregoing transfers, Robert C. Burlingame, his heirs and members of the Burlingame family, either individually or through separate legal entities, shall maintain a fifty one percent  (51%) or greater ownership of the voting power of the Distributor.

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(b)           Section 1.10 shall be amended in its entirety to read as follows:

1.10     “Territory” shall mean the United States of America, Canada, Puerto Rico, the People’s Republic of China, Hong Kong, Taiwan, Japan, Korea, Singapore and Mexico. Pricing, payment terms and revenue sharing mechanisms for the United States, Canada and Puerta Rico shall be defined in Exhibit A of this Agreement. Pricing, payment terms and revenue sharing mechanisms for all countries in the Territory, excluding the United States, Canada and Puerto Rico, shall be defined in Exhibit B to this Agreement.  The Territories may be amended, from time to time, to include new countries upon mutual written agreement by the Parties by amending Exhibit B.

(c)	Section 3.3 Future Manufacturing Rights shall be amended in its entirety to read as follows:

3.3           [    ]* Upon achieving a certificate of compliance under current Good Manufacturing Practices (“cGMP”) to manufacture final finished medical devices under US Food and Drug Administration rules, then the Company shall [    ]* with [    ]* in good faith to allow the [    ]* to [    ]* of the [    ]* in addition to its [    ]* and [    ]* of the [    ]* will [    ]* a [    ]* within [    ]* solely to [    ]*. [    ]* will further [    ]* all [    ]* and [    ]* for a [    ]* if deemed necessary by the parties, to [    ]* and [    ]* the [    ]* within [    ]*.  Any potential [    ]* that result from the [    ]* of [    ]*.  For purposes of clarity, [    ]* of [    ]* will only occur upon written mutual agreement.  Notwithstanding the foregoing, the [    ]* that [    ]* of [    ]* shall [    ]* within a reasonable period of time once [    ]* meets [    ]* with an intended target date of [    ]* or sooner.

(d)	Section 4.5 Branding of Solution shall be amended in its entirety to read as follows:

4.5     Branding of Products.   Distributor shall have the right to market and label the Solutions using the "VETERICYN" brand within the Territories pursuant to a license of the VETERICYN trademark from Innovacyn, Inc.

* Confidential material redacted and separately filed with the Commission

2

(e)
Section 5.1 Ownership of Company's IP shall not apply to the VETERICYN trademark as a result of the transfer of such trademark to Innovacyn, Inc.  Furthermore, the following sentence shall be added to the end of Section 5.1: “Distributor shall have reasonable access to the Company’s IP as necessary to carry out its rights and obligations under this Agreement, but subject to the requirements of this Section 5 and Section 8.”

(f)	Section 9.2 Termination for Cause shall be amended in its entirety to read as follows:

9.2         Termination.

For Cause.  Either party will have the right to terminate this Agreement for cause upon sixty (60) days written notice to the other party of a material breach of this Agreement by the other party that remains uncured during such sixty (60) day period.  Notwithstanding the foregoing, in the event that a party is late in making any payment when due, the party which is due the funds shall have the right to charge interest at the maximum annual legal rate from the date when due.

(g)           A new Section 10.4 shall be added in its entirety to read as follows:

10.4         Change of Control at Distributor.  This Agreement may be assigned by the Distributor upon a Change of Control at the Distributor, so long as the assignee agrees in writing to be bound by the terms of this Agreement.  Upon a Change of Control at the Distributor, the rights and obligations under Sections 3.3 and 10.3 of this Agreement will terminate and no longer be in force and effect.  Upon a Change of Control at the Distributor, the Company may, at its own discretion and expense, remove any and all manufacturing equipment at Distributor’s locations(s) that is owned by the Company at any time for any reason.  Upon a Change of Control at the Distributor, on an annual basis the Distributor will present a written forecast of sales and expenses for the following twelve (12) months (“Forecast”) for mutual review and approval by the parties.  Upon agreement of the Forecast, any increase in expenses above and beyond the Forecast on a quarterly basis which results in a decrease in the profit margin of the Products of twenty (20%) or more will require mutual written agreement prior to the increased spending.

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2.           Exhibit A.  Exhibit A to the RSPDA is amended in its entirety by the “Exhibit A to Revenue Sharing Distribution Agreement and to Revenue Sharing, Partnership and Distribution Agreement, as Revised and Amended June 17, 2010” which is attached hereto and incorporated herein by this reference.

3.           Exhibit B.  The new Exhibit B to the RSPDA is attached hereto and incorporated herein by this reference

4.           Conflict.  In the event of any conflict between the provisions of this Amendment No. 3 (including the revised Exhibit A and Exhibit B) and the provisions of the RSPDA, as previously amended, the provisions of this Amendment No. 3 shall prevail and the provisions of the RSPDA, as previously amended, shall be deemed modified by this Amendment No. 3 as necessary to resolve such conflict.

5.           Effect of Amendment. Except as expressly amended by this Amendment No. 3 and/or by the preceding sentence, the terms and provisions of the RSPDA, as previously amended, shall continue in full force and effect.

Signature page follows

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 to be effective as of June 1, 2010.

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Jim Schutz
Name:	Jim Schutz
Title:	Chief Operating Officer

VETERICYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	Chief Financial Officer

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EXHIBIT A
TO
REVENUE SHARING DISTRIBUTION AGREEMENT
AND TO
REVENUE SHARING, PARTNERSHIP AND DISTRIBUTION AGREEMENT

REVISED AND AMENDED _June 1, 2010

REVENUE VOLUME, REVENUE SHARING AND PRICING SCHEDULE
FOR VETERICYN AND PURACYN

This Revised and Amended Exhibit A shall supersede and replace all prior versions of Exhibit A to both the Revenue Sharing Distribution Agreement and the Revenue Sharing, Partnership and Distribution Agreement.

AVAILABLE PRODUCTS:

Vetericyn:  all products

Wound Care OTC (“Puracyn”):

Human wound care formulation, up to 85 ppm of free available chlorine, both in gel and liquid form, for the over-the-counter sale.  In this Exhibit A, the “Puracyn” refers to the Oculus wound care OTC product.  For purposes of clarity, Products shall not include prescription indications, including liquids, gels, ointments or other formulations of this device for sale by or on the order of a licensed healthcare practitionerWound Care with Preservatives, OTC

o	8 ounce trigger spray or 250 ml squeezable

▪	Skin & Woundcare HydroGel, OTC

o	1.5

NEW PRODUCTS:

From time to time, the Parties may introduce new products with Microcyn Technology and/or new packaging.  Any such new products with Microcyn Technology and/or packaging shall be subject to a similar revenue sharing mechanism as described below.

PRICING:

The parties agree to work in good faith to set mutually agreeable wholesale, retail and end purchase price points for the Products.. Unless agreed upon in advance in writing by the parties, in no event are the Puracyn Product price points to be less than the Company’s list prices for comparable prescription products.  Unless agreed upon in advance in writing by the parties, in no event are the Puracyn Product prices sold to distributors to be less than (a) [    ]* of the Company’s listed prescription prices or (b) [    ]* per unit.

MINIMUM SALES REVENUE FOR WOUND CARE OTC PER CONTRACT YEAR (The contract year commences on the effective date of Agreement through the anniversary date thereof):

Year ending 2011:	$ [ ]*
Year ending 2012:	$ [ ]*
Year ending 2013:	$ [ ]*
Year ending 2014:	$ [ ]*
Year ending 2015:	$ [ ]*
Year ending 2016:	$ [ ]*
Year ending 2017:	$ [ ]*
Year ending 2018:	$ [ ]*
Year ending 2019:	$ [ ]*
Year ending 2020:	$ [ ]*

REVENUE SHARING & PRICING (IN $USD):

Summary of Revenue Sharing

In concept, Oculus and Innovacyn, Inc. (“IVC”) will share equally in revenue after subtracting (1) an agreed upon amount per unit cash payment to Oculus by IVC (“Oculus Base Price – Vetericyn” and “Oculus Base Price – Puracyn”), (2) an offseting expense per unit price deduction for IVC (“Vetericyn Base Price” and “Puracyn Base Price”) and (3) [    ]* for manufacturing costs, which shall be increased at the end of each year starting 6/1//11 by the increase, if any, in the CPI.  However, this revenue sharing does not start until IVC achieves cumulative and sustained profitability, which includes the recapture of all losses associated with and operating expenses incurred between January 1, 2009 and June 30, 2011 ("Ramp Up Period").  As of June 30, 2011, the Ramp Up Period will end and IVC will pay Oculus revenue sharing without regard to IVC cumulative profitability.

* Confidential material redacted and separately filed with the Commission

DEFINED TERMS FOR CALCULATIONS

Innovacyn, Inc. (“IVC”) is the operating unit selling Vetericyn and Puracyn, and is controlled by the Burlingame family.

Oculus Base Price – Vetericyn (“OBPV”) is [    ]* per Units Sold, regardless of unit size.  (OBPV is paid regardless of Vetericyn’s operating results.)  In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRV, as hereinafter defined, divided by the related number of units sold and if mutually agreed upon in advance, then OBPV for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of  that specified product instead of [    ]* per unit.

Oculus Base Price - Puracyn (“OBPP”) is [    ]* per Units Sold of liquid Product and [    ]* per Units Sold of the gel Product, [    ]* (OBPP is paid regardless of Vetericyn’s operating results.), provided, however, that

(a)           if Oculus cost is reduced below [    ]* for liquid and [    ]* for gel, then the [    ]* and [    ]* will be reduced as well by a like amount; and

(b)           when IVC starts bottling and labeling the product, the OBPP will become [    ]* per Units Sold for both liquid and gel. In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRP, as hereinafter defined divided by the related number of units sold, and if mutually agreed upon in advance, then OPBP for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of that specific product instead of the [    ]* per unit.

Vetericyn Base Price (“VBP”) is [    ]* per Units Sold. Commencing October 1, 2011, and annually thereafter during the Term, VBP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.  In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRV, as hereinafter defined, divided by the related number of units sold and if mutually agreed upon in advance, then VBP for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of  that specific product instead of [    ]* per unit.

Puracyn Base Price (“PBP”) is [    ]* per Units Sold. Commencing October 1, 2011, and annually thereafter during the Term,  PBP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period. In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRP, as hereinafter defined divided by the related number of units sold, and if mutually agreed upon in advance, then PBP for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of that specific product instead of the [    ]* per unit.

* Confidential material redacted and separately filed with the Commission

Net Revenue – Vetericyn (“NRV”) is gross revenue less (1) discounts, (2) allowances,(3) shipping costs (including order fulfillment costs) and (4) markups netted against sales amounts to independent representatives, dealers and distributors including payments of fees and/or commissions to outside service company sales partners, unless such markups are included as expenses.

Net Revenue – Puracyn (“NRP”) is gross revenue less (1) discounts, (2) allowances, (3) shipping costs (including order fulfillment costs) and (4) markups netted against sales amounts to independent representatives, dealers and distributors including payments of fees and/or commissions to outside service company sales partners, unless such markups are included as expenses.

Total Net Revenue (“TNR”) is Net Revenue – Vetericyn (NRV) plus Net Revenue – Puracyn (NRP).

Net Average Sales Price - Vetericyn (“ASPV”) is Net Revenue –Vetericyn (NRV) divided by the number of Units Sold - Vetericyn.  It is calculated on all sales.

Net Average Sales Price - Puracyn (“ASPP”) is Net Revenue – Puracyn (NRP) divided by the number of Units Sold - Puracyn.  It is calculated on all sales.

Units Sold - Vetericyn (“USV”) is the number of bottles, tubes or other form of container sold to customers, excluding the number of sample/promotional units distributed.

Units Sold - Puracyn (“USP”) is the number of bottles, tubes or other form of container shipped to IVC and/or IVC customers, excluding sample/promotional units distributed.  For a period of one year following execution of this Agreement, reasonable samples may be supplied by Distributor to customers to build market demand.  After that initial one year period, the parties agree to work in good faith on an ongoing basis to review sampling programs to ensure maximum market penetration balanced cost efficiencies.

Cost of Manufacturing - Vetericyn is expenses directly related to the bottling and/or manufacturing of Vetericyn products, which includes, but is not limited to, cost of materials such as bottles, tubes and other containers, labels and solution, direct labor and benefits, and shipping costs not included as a deduction to revenue.

Cost of Manufacturing - Puracyn is amount paid to Oculus from IVC during the time Oculus is bottling and labeling.  Once IVC starts bottling and labeling the product, it is the expenses directly related to the bottling and/or manufacturing of Puracyn products, which includes, but is not limited to, cost of materials such as bottles, tubes and other containers, labels and solution, direct labor and benefits, and shipping costs not included as an deduction to revenue.

Cost of Manufacturing - Shared is expenses directly related to the bottling and/or manufacturing of both Vetericyn and Puracyn products, which includes, but is not limited to, laboratory and expendable supplies, depreciation, repairs and maintenance, rent and utilities.

Selling Expenses - Shared are costs directly related to the sale and distribution of the Vetericyn and Puracyn products only, which includes, but is not limited to, salaries and related benefits, commissions and/or bonuses not included as a deduction of the ASP, supplies, postage, telephone, conferences, advertising, travel and marketing material.  Expenses which are directly related to or can be properly and reasonably allocated to Vetericyn or Puracyn such as advertising or trade shows should be indicated accordingly.

General and Administrative Expenses are costs directly related to the sales and administration of the Vetericyn and Puracyn products, which includes, but is not limited to, salaries and benefits, legal fees, supplies, consulting, postage, insurance and bank charges. Expenses which are directly related to and can be  properly and reasonably allocated to Vetericyn or Puracyn separately should be indicated accordingly.

Allocation of Expenses

Allocations of expenses will be mutually agreed upon on a quarterly basis.

Income Statements

IVC will provide monthly income statements to Oculus by the 15th business day following each month-end and forecasts of revenue and expenses for the next 12 months by 20th business day following each quarter-end in the format similar to the attached spreadsheet example of the revenue sharing formulas and calculations.

NET PROFIT AND COST CALCULATIONS

Net Profit (Loss) Before Oculus Base Price – Vetericyn (“OBPV”) and Oculus Base Price – Puracyn (“OBPP”) and Revenue Sharing (“NPBOR”) is Net Revenue (“TNR”) minus Cost of Manufacturing – Vetericyn, Cost of Manufacturing – Puracyn, Cost of Manufacturing - Shared, Selling Expenses - Shared and General and Administrative Expenses.

Net Profit (Loss) Before Revenue Sharing (“NPBR”) is equal to Net Profit Before Oculus Base Price – Vetericyn and Oculus Base Price – Puracyn and Revenue Sharing (“NPBOR”) minus Oculus Base Price – Vetericyn (“OBPV”) and Oculus Base Price – Puracyn (“OBPP”) unless the Oculus Base Price for Vetericyn or Puracyn is already deducted as a cost of manufacturing.

Cumulative Net Profit (Loss) Before Revenue Sharing (“CNPBR”) is the monthly Net Profit Before Revenue Sharing(“NPBR”) added together from January 1, 2009 to the latest month end.

Innovacyn Manufacturing Cost per unit – Puracyn (“IMCP”) represents the direct cost of manufacturing, bottling and packaging the Wound Care OTC (Puracyn) liquid or gel, including direct raw materials and direct labor, and excluding all indirect labor, overhead costs or allocations, and is [    ]* per Units Sold of Wound Care OTC (Puracyn).  Commencing 6/1/2011 and annually thereafter, IMCP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.

Innovacyn Manufacturing Cost per unit – Vetericyn (“IMCV”) represents the direct cost of manufacturing, bottling and packaging the Vetericyn liquid or gel, including direct raw materials and direct labor, and excluding all indirect labor, overhead costs or allocations, and is [    ]* per Units Sold of Vetericyn.   Commencing 6/1/2011 and annually thereafter, IMCV shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.

Oculus Variable Manufacturing Cost (OVMC) per unit – Puracyn (“OVMCP”) is the direct cost of manufacturing, bottling and packaging the Puracyn liquid or gel, including direct raw materials and direct labor, and excluding all indirect labor, overhead costs or allocations, divided by the Units Sold of Puracyn, which has further not been reimbursed by Innovacyn to Oculus, and is limited to no more than [    ]* per Units Sold.

Oculus Variable Manufacturing Cost (OVMC) per unit – Vetericyn (“OVMCV”) is the direct cost of manufacturing, bottling and packaging the Vetericyn liquid or gel including direct raw materials and direct labor and excluding all indirect labor, overhead costs or allocations divided by the Units Sold of Vetericyn, which has further not been reimbursed by Innovacyn to Oculus, and is limited to no more than [    ]* per Units Sold.

REVENUE SHARING CALCULATIONS

Revenue Sharing – Vetericyn (“RSV”) to each party is [    ]* of (Average Selling Price – Vetericyn (“ASPV”) minus (Oculus Base Price – Vetericyn (“OBPV”) plus the Vetericyn Base Price (“VBP”)) minus (the Innovacyn Manufacturing Cost-Vetericyn (“IMCV”)) minus the unreimbursed Oculus Variable Manufacturing Cost – Vetericyn (“OMVCV”)))), except that (i) it does not begin until Cumulative Net Profit Before Revenue Sharing (“CNPBR”) is positive, and (ii) it applies only in months where Net Profit Before Revenue Sharing (“NPBR”) is positive.

* Confidential material redacted and separately filed with the Commission

Revenue Sharing – Puracyn (“RSP”) to each party is [    ]* of Average Selling Price – Puracyn ("ASPP”) minus (Oculus Base Price – Puracyn (“OBPP”) plus the Puracyn Base Price (“PBP”)) minus (the Innovacyn Manufacturing Cost-Puracyn (“IMCP”)) minus the unreimbursed Oculus Variable Manufacturing Cost – Puracyn (“OMVCP”), except that (i) it does not begin until Cumulative Net Profit Before Revenue Sharing (“CNPBR”) is positive, and (ii) it applies only in months where Net Profit Before Revenue Sharing (“NPBR”) is positive.

Oculus Shared Revenue – Vetericyn (“OSRV”) is Units Sold Vetericyn times [    ]* of Average Selling Price - Vetericyn minus (Oculus Base Price – Vetericyn plus Vetericyn Base Price) minus (Innovacyn Manufacturing Cost-Vetericyn minus the unreimbursed Oculus Variable Manufacturing Cost – Vetericyn), or  Oculus Shared Revenue - Vetericyn = USV x[    ]* x ASPV - (OBPV+VBP) - (IMCV-OVMCV)
except that:

1.	If Cumulative Net Profit Before Revenue Sharing (“CNPBR”) is zero or negative, then Oculus Shared Revenue – Vetericyn (“OSRV”) is zero, or

2.	If Net Profit Before Revenue Sharing (“NPBR”) is zero or negative, then Oculus Shared Revenue – Vetericyn (“OSRV”) is zero, or

3.
If Oculus Shared Revenue – Vetericyn (“OSRV”) is greater than Cumulative Net Profit Before Revenue Sharing (“CNPBR”) for the month, then Oculus Shared Revenue – Vetericyn (“OSRV”) shall be equal to Cumulative Net Profit Before Revenue Sharing (“CNPBR”).

4.	For periods beginning after June 30, 2011, Oculus Shared Revenue – Vetericyn (“OSRV”) will be paid regardless of exceptions 1, 2 & 3 mentioned above.

Oculus Shared Revenue – Puracyn (“OSRP”) is Units Sold - Puracyn times [    ]* of Averaging Selling Price – Puracyn minus (Oculus Base Price – Puracyn plus Puracyn Base Price) minus (Innovacyn Manufacturing Cost- Puracyn minus the unreimbursed Oculus Variable Manufacturing Cost - Puracyn), or Oculus Shared Revenue - Puracyn = USP x [    ]* x ASPP - (OBPP+PBP) - (IMCP-OVMCP)
,except that:

1.	If Cumulative Net Profit Before Revenue Sharing (“CNPBR”) is zero or negative, then Oculus Shared Revenue – Puracyn (“OSRP”) is zero, or

* Confidential material redacted and separately filed with the Commission

2.	If Net Profit Before Revenue Sharing (“NPBR”) is [ ]*, then Oculus Shared Revenue – Puracyn (“OSRP”) is [ ]*, or

3.
If Oculus Shared Revenue – Puracyn (“OSRP”) is greater than Cumulative Net Profit Before Revenue Sharing (“CNPBR”) for the month, then Oculus Shared Revenue – Puracyn (“OSRP”) shall be equal to Cumulative Net Profit Before Revenue Sharing (“CNPBR”).

4.	For periods beginning after June 30, 2011, Oculus Shared Revenue – Puracyn (“OSRP”) will be paid regardless of exceptions 1, 2 & 3 mentioned above.

PRO FORMA CALCULATIONS:

Attached to this Exhibit “A” is a schedule which sets forth the  expenses related to the Vetericyn and Puracyn activities of Innovacyn.  These formulas and calculations are supposed to represent those described in this agreement.  If they are different, then they should be reconciled by both parties with the understanding that the intent is the written language of Exhibit A shall prevail.

MINIMUM ORDERS:

Minimum ordering quantity per purchase order to be placed with Oculus under this Agreement shall not be less than one full pallet per shipment and may be comprised of any combination of the product sizes noted above.  For purposes of clarity and in an effort to maximize shipping efficiency, no partial pallet orders will be acceptable unless pursuant to replacement orders for warranty replacements.

REVIEW OF EXHIBIT “A”

The Parties agree to meet quarterly to review this Exhibit A, as amended, and any new product offerings in the veterinary market.  The Parties further agree to work in good faith to study best locations for bottling and final finished manufacturing.

* Confidential material redacted and separately filed with the Commission

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Robert E. Miller
Name:	Robert E. Miller
Title:	Chief Financial Officer
Date:	6/17/2010

VETERICYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	Chief Financial Officer
Date:	6/14/2010

INNOVACYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	Chief Financial Officer
Date:	6/14/2010

EXHIBIT B

TO

REVENUE SHARING, PARTNERSHIP AND DISTRIBUTION AGREEMENT

Available Products:

Vetericyn:  all products

Applicable Territories:

China
Taiwan
Hong Kong
Japan
Korea
Singapore
Mexico

Definitions

“Net Revenue” is gross revenue in the Applicable Territories less (1) discounts, (2) allowances,(3) shipping costs (including order fulfillment costs) and (4) markups netted against sales amounts to independent representatives, dealers and distributors including payments of fees and/or commissions to outside service company sales partners, unless such markups are included as expenses.

Oculus Base Price - Vetericyn (“OBPV”) is [    ]* per Units Sold, [    ]*.  (OBPV is paid regardless of Vetericyn’s operating results.) In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRV, as hereinafter defined, divided by the related number of units sold and if mutually agreed upon in advance, then OPBV for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of  that specific product instead of [    ]* per unit.

Vetericyn Base Price (“VBP”) is [    ]* per Units Sold. Commencing October 1, 2011, and annually thereafter during the Term, VBP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.  In the event that specific products or product sizes, whether existing or new, are individually priced at a level below [    ]* NRV, as hereinafter defined, divided by the related number of units sold and if mutually agreed upon in advance, then VBP for that specific product shall be limited to a maximum of [    ]* of the Net Revenue per unit from sales of  that specific product instead of [    ]* per unit.

* Confidential material redacted and separately filed with the Commission

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Calculation of Revenue Sharing:

For the exclusive right to sell Vetericyn into the Applicable Territories, Innovacyn, Inc. will pay Oculus [    ]* of the Net Revenue sold to these Territories after the subtraction of (a) the sum of OBPV plus VBP, and (b) the number of units sold times [    ]* per unit.  The [    ]* per unit will be increased by the CPI once at the end of each year starting 3/31/2011.  The payments are due to Oculus within thirty days after the end of each month.

The following table represents the Minimum Sales Revenue Per Contract Year per country for the Vetericyn product in the respective countries:

	Registration	Fiscal Year		Fiscal Year		Fiscal Year		Fiscal Year		Fiscal Year
COUNTRY	Timeframe	3/31/2011		3/31/2012		3/31/2013		3/31/2014		3/31/2015

JAPAN	12-18 months			$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
KOREA	6-12 months			$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
HONG KONG	None	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
CHINA	None	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
TAIWAN	None	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
SINGAPORE	None	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*
MEXICO	None	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*

Total		$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*	$	[ ]*

Conversion to Non-Exclusivity for Failure to Meet Minimum Sales Revenue Per Contract Year.  If Distributor fails to make sales of Available Products in an amount which is equal to or greater than Minimum Sales Revenue Per Contract Year for sales in any country included in the Applicable Territories, then Distributor shall have the option to become a non-exclusive distributor in that country.  If at any time after the first two (2) Contract years, Distributor fails to make sales of Products in an amount which is equal to at least [    ]* of the Minimum Sales Revenue Per Contract Year for sales in any country included in the Applicable Territories for two (2) consecutive contract years, then Company shall have the option of changing Distributor’s status to a non-exclusive distributor in that country.

* Confidential material redacted and separately filed with the Commission

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OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Robert E. Miller
Name:	Robert E. Miller
Title:	Chief Financial Officer
Date:	7/26/2010

VETERICYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	Chief Financial Officer
Date:	July 26,2010

INNOVACYN, INC.

By:	/s/ Seamus Burlingame
Name:	Seamus Burlingame
Title:	Executive Vice President
Date:	7/26/10

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